Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$98,499,420
Unrealized Gain (Loss) on Market Value of Futures	5,214,720
Dividend Income	13,732
Interest Income	15,836
ETF Transaction Fees	25,000
Total Income (Loss)	$103,768,708

Expenses
General Partner Management Fees	$465,794
Brokerage Commissions	111,970
Tax Reporting Fees	107,515
NYMEX License Fee	15,526
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,564
Prepaid Insurance Expense	8,950
SEC & FINRA Registration Expense	4,030
Total Expenses	$737,938
Net Income (Loss)	$103,030,770

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$1,240,015,426
Additions (11,300,000 Units)	400,981,508
Withdrawals (15,500,000 Units)	(541,142,597)
Net Income (Loss)	103,030,770

Net Asset Value End of Month	$1,202,885,107
Net Asset Value Per Unit (33,500,000 Units)	$35.91

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612